                                                                   Exhibit 10.10


                 DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT


         This is an Agreement, effective this 3rd day of February, 2000, between Carl Zeiss Jena GmbH, 07740 Jena, Germany (hereinafter ZEISS) and Cellomics, Inc., 635 William Pitt Way, Pittsburgh, PA 15238 (hereinafter CELLOMICS);

         WHEREAS, ZEISS has expertise and intellectual property in optical detection systems, systems integration, control software, HTS/UHTS systems and manufacturing;

         WHEREAS, CELLOMICS has expertise and intellectual property in technologies related to High Content Screening ("HSC");

         WHEREAS, CELLOMICS desires to have ZEISS cooperatively develop, manufacture and supply an ArrayScan Kinetics Reader and an ArrayScan Kinetics Workstation to CELLOMICS' specifications;

         WHEREAS, the parties have heretofore entered into a joint "Co-Marketing, Manufacturing, Sales and Support Agreement" (the "Former Agreement"), effective April 14, 1998;

         WHEREAS, the parties are independently negotiating an agreement (the "Sales Agreement") providing for the distribution of ZEISS' UHTS Systems in North America by CELLOMICS;


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






         WHEREAS, the parties are determined to update and supersede the Former Agreement.

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1. Specific Definitions. For purposes of this Agreement, the following definitions shall apply:

         1.1 "Microplate" shall mean the plastic and/or glass plate having 96 wells or multiples (e.g. 384, 1536, 3456 or more wells) or divisions (e.g. 12, 24, 48 or more wells) and dimensions ca. 12.5 and 8.5 cm.

         1.2 "HTS" shall mean optics, fluidics, robotics, storage, computers, software and other peripheral devices used to conduct intensity measurements of molecular interactions in microplates, excludes spatial measurements within cells.

         1.3 "FCS" shall mean single molecule detection of stimulated fluorescence in optical volume elements smaller than one nanolitre for correlation analysis of molecule movements.


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



         1.4 High Content Screening ("HCS") shall mean image [*] This excludes any other applications, and specifically excludes HTS and FCS.

         1.5 ArrayScan Kinetics Reader ("ASK Reader") shall mean the combination of optical, mechanical, environmental control components and device control software constituting an instrument as defined in Exhibits 1.0 and 4.0 which performs the following combination of functions:

                                      [*]

         The ASK Reader is the same unit as that intended for use in the ASK Workstation (defined below).

         1.6 ArrayScan Kinetics Workstation ("ASK Workstation") shall mean an instrument which integrates the ASK Reader and other peripheral devices as specified herein on Exhibits 1.0 and 4.0.


     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."


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




         1.7 "Sales Agreement" shall mean the Sales and Marketing Agreement with regard to ZEISS' UHTS Systems being independently negotiated between the parties at this time, as the same may be amended from time to time.

         1.8 "Former Agreement" shall mean the "Co-Marketing, Manufacturing, Sales and Support Agreement and development of OEM Array Scan for Cellomics by Zeiss" between the parties, effective April 14, 1998.

         1.9 "Intellectual Property" shall be defined as any invention, discovery, improvements, device, design, apparatus, practice, process, method, product, program, database, or compound, whether patentable or copyrightable or not. Intellectual Property rights on the ASK Workstation and ASK Reader are defined and categorized on Exhibit 4.0.

         1.10 "OEM Development" shall be defined as any Intellectual Property made by either party or a third party employed thereby specified as such in Exhibit 4.0 and which relates to HCS and which was developed and manufactured specifically for the ASK Project (defined in Article
         2.1 below).

         1.11 "ZEISS Technology" shall be defined as Intellectual Property which is the property of ZEISS.





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         1.12 "CELLOMICS Technology" shall be defined as Intellectual Property which is property of CELLOMICS.

         1.13 "Third Party OEM Developments" shall be defined as all OEM Developments made specifically for the ASK Project by third parties employed by either ZEISS or CELLOMICS.

         1.14 "Third Party Technology" shall be defined as Intellectual Property which is the property of a third party.


                                   ARTICLE II

                        OEM DEVELOPMENT AND MANUFACTURING


         2.1 ZEISS is in the process of cooperatively designing and manufacturing to CELLOMICS specifications as set forth on Exhibits 1.0 and 2.0 (which are attached hereto and made a part hereof) two OEM products to be known as the ArrayScan Kinetics Reader ("ASK Reader") and the ArrayScan Kinetics Workstation ("ASK Workstation") in accordance with the development schedule set forth on Exhibit 3.0 parts A and B (which is attached hereto and made a part hereof) (the "ASK Project").

         2.2 CELLOMICS will, on an ongoing basis, as necessary, advise and consult with ZEISS on design and performance parameters for the ASK Project.






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         2.3 ASK Readers and ASK Workstations manufactured by ZEISS will be sold under the CELLOMICS label, but the ZEISS label will he affixed to the ASK
Readers and ASK Workstations in such manner as will in a commercially reasonable manner acknowledge the use therein of ZEISS Technology as categorized on Exhibit 4.0.

         2.4 The parties hereby establish a Management Committee for the ASK Project including coordination and development of the ASK Reader and ASK Workstation and to recommend other products and services to be explored and developed by the parties, jointly or severally.


                                   ARTICLE III

                              SOFTWARE DEVELOPMENT


         3.1 CELLOMICS has developed data analysis and data management software for the ASK Project, while ZEISS has developed instrument device control software as part of the ASK Project. Software development responsibilities for ZEISS are as set forth in Exhibit 2.0 (which is attached hereto and is made a part hereof); those responsibilities include all software components not specifically assigned to CELLOMICS.

         3.2 Software interface specifications have been jointly defined to make software compatible between ZEISS systems and the ASK Reader and the ASK Workstation and are included in Exhibit 2.0.



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                                   ARTICLE IV

                ARRAYSCAN KINETICS READER AND ARRAYSCAN KINETICS
                    WORKSTATION DEVELOPMENT AND MANUFACTURING


         4.1 ZEISS has designed and is manufacturing, in accordance with CELLOMICS' specifications, the ASK Reader and ASK Workstation as part of the ASK Project. The parties agree that the device control software and hardware currently embodied in the ASK Reader is partly based on ZEISS Technology and is partly an OEM Development to the specifications of CELLOMICS specifically for the ASK Project. The ASK Workstation includes the ASK Reader and various components manufactured by third parties as well as components developed by ZEISS to CELLOMICS' specification needed to integrate and coordinate an efficient, effective flow through the ASK Workstation. All parts of the ASK Reader, the ASK Workstation and the other components mentioned above are categorized on Exhibit 4.0 (which is attached hereto and made a part hereof). Milestones for the development and production of the ASK Reader and ASK Workstation are set forth in Exhibit 3.0 (which is attached hereto and made a part hereof).

         4.2 ZEISS and CELLOMICS agree that the OEM development cost ("Agreed Sum") to meet CELLOMICS' specifications incurred by ZEISS to date and to be incurred through completion of development is [*], which includes the costs to [*]. ZEISS agrees to provide documentation of the Agreed Sum within thirty (30) days of the date first above written. ZEISS agrees to ship to CELLOMICS one of the prototype ASK Workstations on or before February 18, 2000, if for any reason this Agreement has not been executed by February 28, 2000, said



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

prototype ASK Workstation shall be returned to ZEISS at CELLOMICS' expense. ZEISS shall temporarily retain the second prototype ASK Workstation to facilitate the full acceptance testing being performed by CELLOMICS. The second prototype ASK Workstation shall be delivered to CELLOMICS within thirty (30) days following the completion of the first production unit and CELLOMICS' request for delivery. CELLOMICS agrees to pay the Agreed Sum in two (2) equal installments as follows:

         A. [*] shall be paid to ZEISS within thirty (30) days after the execution of this Agreement, completion of the FACT (= Factory Acceptance Test) of the first prototype (already performed and passed) and installation and proof of identical functioning at CELLOMICS' site compared to the FACT of the first prototype.

         B. [*] shall be paid to ZEISS within six (6) months after acceptance of the first production unit of the ASK Workstation which is that furnished unit ready for sale and shipment to CELLOMICS' Customers following acceptance (defined in Paragraph 4.4 below).

         4.3 At all times prior to, upon and after the execution of this Agreement, CELLOMICS was, is and shall be and be deemed to be the owner of all OEM Developments embodied in all components categorized in Exhibit 4.0 (which is attached hereto and made a part hereof) as OEM Developments, Third Party OEM Developments or CELLOMICS Technology including both Intellectual Property generated and extant on


     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."


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




the date first above written and any Intellectual Property involved in such components which is applied thereafter at any time and from time to time, excluding the components categorized as ZEISS Technology or Third Party Technology. Further, ZEISS shall deliver to CELLOMICS within sixty (60) days of the acceptance of the first prototype in Pittsburgh, all existing development designs, drawings, prints, materials, documents and specifications pertaining to the ASK Reader and ASK Workstation both as whole integrated instruments and the components of the ASK Reader and ASK Workstation excluding only the detailed design of that part of such components which embody ZEISS Technology and Third Party Technology as categorized in Exhibit 4.0 (which is attached hereto and made a part hereof). ZEISS will provide drawings showing overall dimensions and mounting requirements for all ZEISS Technology and/or Third Party Technology. Notwithstanding the foregoing, ZEISS will provide the production designs, drawings, prints, materials, documents and specifications pertaining to the ASK Reader and ASK Workstation within ninety (90) days prior to the end of the Exclusive Supply Period (defined in Article 5.1 below).

         4.4 The working prototypes and/or series production units of the ASK Reader and ASK Workstation shall be deemed to be accepted by CELLOMICS at such time as CELLOMICS certifies in writing the successful execution on the prototype and/or a series production unit in Jena of the applicable acceptance test protocol set forth in Exhibit 5.0 ("Acceptance") (which is attached hereto and made a part hereof).

         4.5 Any design changes or modifications in the ASK Reader and/or ASK

Workstation desired by CELLOMICS shall be implemented if mutually agreed by ZEISS and CELLOMICS. In the event that such design changes or modifications result in costs that cause the Agreed Sum to be exceeded or delays that extend the development and/or production schedule, ZEISS will provide to CELLOMICS a written proposal that includes the reasonable cost and changes to the time schedule. Such design changes will be implemented by ZEISS upon written acceptance of the proposal. Following Acceptance of the ASK Reader and ASK Workstation by CELLOMICS, the costs of any system upgrades (hardware or software), if technically feasible, will be paid by CELLOMICS in accordance with specific development-cost proposals to be prepared by ZEISS and approved in writing by CELLOMICS.


                                    ARTICLE V

                                EXCLUSIVE SUPPLY


5.1 From the date first above written, extending to that time which ends on [*] ("Exclusive Supply Period"), CELLOMICS agrees that it shall purchase any and all ASK Readers and ASK Workstations exclusively from ZEISS, and during the Exclusive Supply Period, ZEISS agrees that it will not utilize, license, sell, offer to sell, or develop devices or systems for HCS which embody the OEM Developments or ASK Workstation and ASK Reader according to Exhibit 4.0 and which are competitive with those developed pursuant to the ASK Project, ("NEW PRODUCTS") and will cooperate in developing NEW PRODUCTS for HCS exclusively in conjunction with CELLOMICS. In the event CELLOMICS does not affirmatively agree to the mutual and prompt development and



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."


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manufacture by CELLOMICS and ZEISS of such NEW PRODUCTS, within two months from
ZEISS' written request, ZEISS shall be free to develop competitive products on its own or together with third parties. Nothing in this Agreement shall constitute any right or license granted to ZEISS for the use of OEM Developments, CELLOMICS Technology or Third Party OEM Developments or any obligation to grant the same in the future. ZEISS may request such license at any time in writing, the approval of which shall be solely with the discretion of CELLOMICS. The term of the Exclusive Supply Period will be extended for an additional one (1) year period if mutually agreed upon in writing by both parties at least ninety (90) days prior to the expiration of the Exclusive Supply Period or any extension thereof. Competitive products are not any components or products for HTS.

         5.2 Exhibit 7.0 outlines the two year projections for ASK Workstations and ASK Readers. [*] of the Exclusive Supply Period, [*] , CELLOMICS and ZEISS will have a review meeting in order to review purchase orders and delivery processes. By [*] , a minimum purchase of [*] and [*] is required by CELLOMICS. In case these quantities will not be met, either party hereto has the option of terminating the Exclusive Supply Period with ninety days prior written notice to the other party.



     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

                                   ARTICLE VI

                                     PRICING


         6.1 The parties agree that during calendar year 2000 the price at which CELLOMICS may purchase ASK Readers shall be [*] and the price at which CELLOMICS may purchase ASK Workstations shall be [*]. Prices are further detailed on Exhibit 8 which is attached hereto and made a part hereof.


         6.2 CELLOMICS agrees to supply ZEISS with a purchase forecast, on a rolling six months basis, beginning March 1, 2000, of the number of ASK Readers and ASK Workstations CELLOMICS intends to order in the quarter ended on the last day of such six months. [*] With regard to subsequent orders, CELLOMICS agrees to submit written purchase orders six (6) months prior to the expected delivery date of ASK Readers and ASK Workstations. CELLOMICS understands that prices set forth in paragraph 6.1 will be recalculated by ZEISS at the end of the first year after Acceptance of the first ASK Workstation production unit and each year thereafter. Recalculated prices will be limited to a maximum of 110% of the previous year's price, with expectation that prices will actually be reduced. Upon the purchase of twenty five ASK Workstations and fifteen ASK Readers, the parties agree to negotiate


     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."



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volume discounts in good faith. In the event the pricing as indicated in Section
6.1 is further reduced by at least [*], CELLOMICS agrees to pay to ZEISS, as a royalty, [*] of the reagent revenue derived from ASK Workstations and ASK Readers during the initial Exclusive Supply Period. Upon renewal of the Exclusive Supply Period the parties agree to negotiate in good faith discounts and royalties. CELLOMICS shell submit to ZEISS a quarterly report on the value of reagent sales derived from ASK Workstations and ASK Readers.

         6.3 ZEISS agrees to supply at least [*] and at least [*] during the period [*] and following Acceptance of the first [*] ASK Workstation series production units that the delivery time to CELLOMICS will not exceed six (6) months after receipt of orders by ZEISS.


                                   ARTICLE VII

                                PRODUCT WARRANTY


         7.1 ZEISS warrants (1) that the ASK Reader and ASK Workstation (sometimes herein referred to as Product or Products) will conform in all material respects to CELLOMICS' specifications according to Exhibit 1.0 and 2.0;
(2) that CELLOMICS and/or the end user shall receive good and marketable title to the Products upon shipment, free of any liens or claims; and (3) that the Products will be free of defects in workmanship and materials for the lesser of twelve (12) months after delivery to CELLOMICS or twelve (12) months after purchase and opening of the Products by end-user customers. The


     "CONFIDENTIAL [*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED."

foregoing warranty shall not apply if the Products or component parts have been subjected to abuse, misuse, accident or neglect. The aforementioned warranties shall inure to CELLOMICS, its successors and assigns, and those who purchase or use each Product from CELLOMICS.

         7.2 CELLOMICS will be responsible for providing Product support. For any claim based on the foregoing warranties, CELLOMICS shall be responsible for processing repairs or replacements. Defective Products shall be delivered to ZEISS DDP (Incoterms 1990). ZEISS, at its option, will either repair or replace, any defective Products with new or functionally equivalent and compatible parts within thirty (30) days of receipt of said defective Product(s). ZEISS will return the repaired Product or the replacement DDP (Incoterms 1990). Alternatively, ZEISS agrees to provide end user warranty repairs at the request of CELLOMICS. In this case, any costs incurring in processing end user warranty repairs or replacements (except for replacement parts themselves) shall be reimbursed by CELLOMICS to ZEISS. To facilitate their mutual responsibilities to support the Products, the parties will agree to a minimum inventory of spare parts to be purchased by CELLOMICS at discount prices negotiated between CELLOMICS and ZEISS and which will be delivered to CELLOMICS by ZEISS no later than August 15, 2000.

         7.3 The warranty provided in this Article VII shall be subject to CELLOMICS' or the Products' end-user's satisfaction of the following conditions:
(1) a description of the failure of the Products alleged or found to be defective shall be furnished to ZEISS in writing within a reasonable time of discovery by CELLOMICS or the end-user of such



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defect; (2) the defects so described shall be subject to ZEISS' reasonable verification; (3) no Products alleged or found to be defective shall be disposed of by CELLOMICS or the end-user for at least thirty (30) days after ZEISS receives such description in writing; and (4) such defective Products or applicable component(s) thereof shall forthwith be returned to ZEISS, freight payable at destination, if ZEISS so requests.

         7.4 THIS LIMITED WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES; EXPRESS OR IMPLIED; BY OPERATION OF LAW OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE: THE SOLE AND EXCLUSIVE REMEDY AGAINST ZEISS WITH RESPECT TO ANY CLAIMED DEFECT IN THE PRODUCT SHALL BE AS PROVIDED HEREIN AND SHALL IN NO CASE EXCEED THE COST OF REPLACEMENT AND/OR REPAIR AT ZEISS' SITE IN JENA. ZEISS SHALL NOT BE LIABLE IN CONTRACT OR IN TORT TO CELLOMICS OR ANY END USER OF THE PRODUCT FOR ANY SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO THE PRODUCT OR WITH RESPECT TO ZEISS' OBLIGATIONS WITH RESPECT TO THE PRODUCT SUCH AS, BUT NOT LIMITED TO DAMAGE TO; LOSS OF OR LOSS OF THE USE OF OTHER PROPERTY OR EQUIPMENT, LOSS OF PROFITS OR REVENUES OR CLAIMS OF CELLOMICS OR ANY END USER FOR LOSSES OF ANY KIND, UNLESS CAUSED BY ZEISS' INTENT OR GROSS NEGLIGENCE.

ZEISS gives no warranty whatsoever with respect to parts with a limited technical lifetime, such as, but not limited to bulbs and tubings. Components or Products produced by other



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manufacturers are warranted by ZEISS only to the extent that such are warranted by the manufacturer supplying such components and to the extent that such warranties may be assignable by ZEISS. ZEISS' warranty with respect to any software included in the Products is limited to a warranty that such a software, when properly installed, will not fail to execute its programming instructions due to defects in materials and workmanship. If ZEISS receives notice of a software defect during the applicable warranty period, ZEISS will replace software media which do not execute programming instructions due to any defect. ZEISS does not warrant that the operation of software will be uninterrupted or error-free.

         7.5 CELLOMICS is providing a service organization capable of supporting the Products at end users' sites. In order to be able to provide such support, ZEISS will, at the request of CELLOMICS, offer training in Jena or in Pittsburgh at CELLOMICS' cost. ZEISS will not charge any hourly rates for training and traveling time.

         7.6 ZEISS will be able to supply spare parts or equivalent replacement components for hardware and electronic components for ASK Reader or ASK Workstation which are manufactured by ZEISS for five years after the end of series production. With regard to third party components ZEISS agrees to use any commercially reasonable efforts to maintain these third party components operational for five years after end of series production of the ASK Reader and the ASK Workstation. This may include replacement by other components providing similar functions.


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



                                  ARTICLE VIII

                              TERM AND TERMINATION


         8.1 The parties agree that this Agreement supersedes, in its entirety, the Former Agreement. The parties agree that the Agreement shall, unless sooner terminated, continue in effect until December 31, 2005. Notwithstanding the foregoing, the parties agree that the Agreement may be terminated by either party on or after December 31, 2002 on not less than eighteen (18) months prior written notice to the other. Upon notice by ZEISS to CELLOMICS that ZEISS intends to terminate this Agreement, further payments of the Agreed Sum, otherwise due pursuant to the terms of Paragraph 4.2 above, shall he canceled and the unpaid balance of the Agreed Sum shall be forgiven.

         8.2 After termination, the parties agree to continue cooperating with each other and to carry out an orderly termination of their relations.

         8.3 After termination of this Agreement, ZEISS shall cease to develop or manufacture ASK Workstations and ASK Readers in any way, except ZEISS may sell to CELLOMICS inventory on hand, and each party shall deliver to the other all materials and documents belonging to the other which have come into its possession as a result of this Agreement.

         8.4 For and during the eighteen (18) months following termination, ZEISS shall offer to sell ZEISS components listed under ZEISS Technology on
Exhibit 4.0 to CELLOMICS, at such prices as would be proportional to the price of such components had such components been included in completed ASK Readers and ASK Workstations. ZEISS will use commercially reasonable efforts to deliver all such ZEISS components ordered by CELLOMICS within ninety (90) days of its receipt of any such order.



         8.5 Notwithstanding anything to the contrary contained in this Article VIII all the provisions of Paragraph 4.3 and Articles IX, X, XI, XII and XIII of this Agreement shall continue in full force and effect after termination of this Agreement for any reason.


                                   ARTICLE IX

               PATENTS, INVENTIONS AND ENFORCEMENT OF INTELLECTUAL

                                 PROPERTY RIGHTS


         9.1 Either party may, from time to time, discover potential or actual infringers of the intellectual property of the other, or other proprietary information of the other party which forms the basis of this Agreement. The party discovering such infringement shall promptly inform the other of such activity in writing. The party owning such intellectual property or proprietary information shall take such steps as are, in such party's discretion, economically feasible in order to enforce its ownership rights against the infringer. Should ZEISS fail to enforce its ownership rights against the infringers within a reasonable time, CELLOMICS shall have an independent right of enforcement of these rights. In that event, CELLOMICS shall name ZEISS as a party to such enforcement, and shall have sole discretion as to the action taken against such potential or actual infringers, including, but not limited to the identification of counsel and the settlement of all claims without


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




consultation with ZEISS. ZEISS shall also provide any or all reasonable assistance to CELLOMICS, as deemed necessary by CELLOMICS or its counsel.

         9.2 Each party to this Agreement owning intellectual property hereby agrees to indemnify the other party and to hold it harmless against any claim of infringement from third parties with respect to any intellectual property claimed to be owned by the owner party and used by the other party in the performance of this Agreement, provided that the using party notifies the owner party, in writing, on a timely basis, of any such claim of infringement, and provided that the owner party stall have the control of the defense against any such claim at its own expense, and provided, further, that no compromise thereof shall be entered into without consent of the owner party.

         9.3 The parties agree that they will, by their officers, employees, legal representatives or other persons duly authorized, communicate promptly to each other or the representatives thereof, all facts known to them respecting the products and services contemplated by this Agreement, or any other proprietary information concerning the same, and will, upon request, testify in any legal proceedings, sign all lawful papers, make all rightful oaths, and generally do all other and further lawful acts, deemed necessary or expedient by the other party or its counsel, to assist or enable that party to obtain and enforce full benefits of this Agreement and the business relationship between the parties.

         9.4 Each of the parties shall render its full cooperation to the other in fulfilling and performing the terms of this Agreement.



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         9.5 Neither party will hire personnel employed by the other party for a period of twelve (12) months after the personnel in question has left employ of the other party. The undertakings of this Article shall survive the termination or expiration of this Agreement for twelve (12) months.


                                    ARTICLE X

                                 CONFIDENTIALITY


         10.1 Before and during the term of this Agreement, the parties will disclose to each other certain confidential or proprietary information ("INFORMATION"), the disclosure of which to third parties could be commercially injurious to the owner of the INFORMATION.

         10.2 The disclosure of the INFORMATION is solely for the purpose of the furtherance of the development, marketing and sale of the contemplated products and services described herein.

         10.3 Each party understands that the disclosing party considers the INFORMATION to be confidential and a trade secret.

         10.4 Each party will not disclose to any third party, or utilize for its own or another's benefit, the INFORMATION obtained from the disclosing party.



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




         10.5 The term "INFORMATION" shall not include, and the parties shall not have any obligations of confidence or non-disclosure with respect to:

         A. information that is in the public domain at the time of its transmittal or which subsequently comes into the public domain without violation of any obligation of confidence assumed hereunder;

         B. information received from a third party without violation of an obligation of confidence to the transmitting party; or

         C. information which the recipient party can show to have been in its possession at the time of transmittal; or

         D. information which the recipient party can show to have been independently developed by employees of the recipient party who have not had access to proprietary information received hereunder; or

         E. information which the recipient party is compelled to disclose pursuant to judicial action or the legal and enforceable request of a U.S. government agency, provided that the transmitting party is notified at the time such action or request is initiated, and further provided that the recipient party cooperates with the



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


         transmitting party in the event that the transmitting party seeks a protective order or other appropriate remedy to prevent disclosure of such information.

         10.6 If either party believes it essential to disclose any INFORMATION to a third party, the party wishing to disclose will first advise the other party what INFORMATION is to be disclosed, to whom it is to be disclosed and the purpose therefor. The party wishing to disclose will first obtain the other party's written permission to make the disclosure before making such disclosure, which permission may not be unreasonably withheld. The requesting party also agrees to require the third party recipient of the INFORMATION to acknowledge that such INFORMATION is confidential, to hold the INFORMATION confidential for the benefit of the disclosing party, and to sign a copy of a protective agreement, naming the disclosing party as a third-party beneficiary having the right to enforce the Agreement against the third party.

         10.7 All INFORMATION, where possible, shall be transferred from each party to the other in written form, and shall bear a conspicuous mark designating such INFORMATION to be confidential. Additionally, any INFORMATION transferred from each party to the other in an oral or other non-permanent or non-readable form, such as in a computer communication, shall be summarized in a brief memorandum which shall also bear a conspicuous mark designating such INFORMATION to be confidential. Furthermore, all INFORMATION transferred in tangible form shall be returned to the disclosing party upon request and/or at the termination of this Agreement.

         10.8 It is understood that this Agreement will neither obligate either party, nor grant to either party or any employees, partners or other business associate thereof, any rights in the INFORMATION, or any protectable interest stemming therefrom, except as specifically provided herein.

         10.9 Each party agrees that if it or any of its employees, partners or other business associates breaches any condition of this Agreement relating to the protection of proprietary or confidential rights or information, the owner of such right or information will be entitled to, in addition to all other remedies available, an immediate injunction prohibiting the party in breach of its obligations, or its employees, partners or other business associates, from committing any further breach of the Agreement.


                                   ARTICLE XI

                           WARRANTIES AND DISCLAIMERS


         11.1 Each party represents and warrants to the other party that it has no pre-existing contractual or other obligations to any third party which preclude it from entering into this Agreement and meeting its obligations hereunder, or which conflict with any provision of this Agreement.

         11.2 ZEISS warrants to CELLOMICS that the transfer price, as indicated in Section 6.1 of ASK Workstation and ASK Reader does not include any research and development costs.

         11.3 Each party represents and warrants to the other party that it shall use reasonable efforts to achieve the objectives of the Agreement.


                                   ARTICLE XII

                    TRADEMARKS, SERVICE MARKS AND TRADE NAMES


         12.1 ZEISS Property

              The parties acknowledge that ZEISS has an exclusive and proprietary right to its names and marks (hereafter the "ZEISS MARKS"). ZEISS and CELLOMICS contemplate the use of some or all of the ZEISS MARKS in the manufacture and sale of the products and services identified herein as indicated by paragraph 2.3 hereof. Nothing in this Agreement shall be construed to grant any right or license in and to the ZEISS MARKS to CELLOMICS except pursuant to written licensure.

         12.2 CELLOMICS Property

              The parties acknowledge that CELLOMICS has an exclusive and proprietary right to its names and marks including those identified in Exhibit
6.0 hereto (hereafter the "CELLOMICS MARKS"). CELLOMICS and ZEISS contemplate the use of some or all of the CELLOMICS MARKS in the manufacture and sale of the products and services identified herein. Nothing in this Agreement shall be construed to grant any right or license in and to the CELLOMICS MARKS to ZEISS except pursuant to written licensure.

                                  ARTICLE XIII

                                  MISCELLANEOUS


         13.1 Governing Law

              This Agreement shall be deemed made in Pittsburgh, Pennsylvania, but shall be construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in New York. Notwithstanding the foregoing, it is understood that no part of the performance by ZEISS of its obligations under this Agreement shall take place in the United States, and title to all personal property shipped to CELLOMICS or to end users shall pass in the Federal Republic of Germany, and all risk of loss shall be borne by the recipient of any such shipment following passage of title in Germany.

         13.2 Actions Survive

              All causes of action accruing to either party under this Agreement shall survive termination for any reason, as shall provisions which expressly state such survival unless such survival is conditional and the requisite condition(s) has been fulfilled prior to or on such termination.

         13.3 Entire Agreement; Superseder; Section Headings, Construction

              This Agreement constitutes the only and entire understanding between the parties concerning its subject matter and all other prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties. The parties agree that this Agreement supersedes, in its entirety, the Former Agreement.

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

         13.4 Amendments

              This Agreement may be amended or modified only in writing, signed by both parties.

         13.5 Independent Contractor

              Each party shall have the status of an independent contractor without the authority to bind the other to any obligation.

         13.6 Arbitration

              All disputes which arise out of this Agreement shall be settled by arbitration in Westchester County, New York in accordance with the conciliation and arbitration rules and regulations of the American Arbitration Association, to which the parties hereto submit including the AAA Optional Rules for Emergency Measures of Protection to preserve the status quo ante of the parties. The arbitrator shall have background and expertise relating to the issue(s) involved. The arbitration shall be in English. The arbitration hearing shall be held within sixty days of an arbitration demand. The arbitrator's decision shall be submitted within thirty (30) days of the conclusion of the arbitration hearing. The arbitrator's decision shall be binding, final and non-appealable. The parties shall share equally the cost of such arbitration. Any and all actions necessary to compel arbitration or to enforce the decision of the arbitrator or any aspect thereof shall be brought in the state or federal courts of Westchester County, New York and the parties specifically agree that the state and federal courts of or pertaining to Westchester County, New York shall have and the parties submit to the exclusive jurisdiction and venue of such courts.


         13.7 Force Majeure

              If either party is prevented from performing any obligation hereunder by reason of fire, explosion, strike, labor dispute, casualty, accident, lack or failure of transportation facilities, flood, war, civil commotion, acts of God, or any law, order or decree of any government or subdivision thereof, then such party shall be excused from performance hereunder to the extent and for the duration of such prevention, provided that such party first notifies the other party in writing of such prevention.


         13.8 Publicity

              Except as required by law or applicable stock exchange rule, no public statements shall be made by either party concerning this Agreement, its subject matter or its existence without prior consultation with and the approval of the other party, which approval shall not be unreasonably withheld. In the event CELLOMICS undertakes an initial or subsequent public offering of its stock, ZEISS agrees to review and give its approval to necessary statements regarding the existence and/or subject matter of this Agreement within twenty four (24) hours (but not less than one business day) of its receipt of a draft of the proposed language regarding this Agreement and ZEISS shall not unreasonably withhold such approval.

         13.9 Severability

               In the event that any provision of this Agreement shall be found to be illegal, invalid or unenforceable for any reason, such shall not affect the validity of the remainder of this Agreement, which shall be construed and interpreted as though such provision was not present.

         13.10 Notices

               Notices may be given to an officer of a party by:

               A.  personal delivery,

               B.  fax

               C.  certified or registered mail addressed as follows:

               D. overnight delivery by an internationally recognized courier service

         All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission upon electronic confirmation of delivery, or if sent by certified or registered mail upon receipt or if by internationally recognized overnight courier service upon receipt at the address set forth below or at such other address as any party may give to the other in writing for such purpose:

If to ZEISS:      Dr. Norbert Gorny         and          Dr. Robert Grub
                  Carl Zeiss Jena, GmbH                  Microscopy Division
                  Carl-Zeiss-Promenade 10                Carl Zeiss Jena, GmbH
                  07740 Jena, Germany                    07740 Jena, Germany


with a copy to:   Carl Zeiss Inc.
                  James Kelly
                  One Zeiss Drive
                  Thornwood, NY 10594


If to CELLOMICS:  D. Lansing Taylor, Ph.D.
                  President & Chief Executive Officer
                  635 William Pitt Way
                  Pittsburgh, PA 15238


with a copy to:   Sweeney Metz Fox McGrann & Schermer
                  The Westinghouse Building - 18th Floor
                  11 Stanwix Street
                  Pittsburgh, PA 15222

         13.11 Binding Effect

               This Agreement shall inure to the benefit of and be binding on each party's successors in interest and assigns.

         13.12 Assignment

               Either party may assign this Agreement only in connection with the sale or disposition of the entire business of such party or that portion to which this Agreement pertains.


         IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts, each of which shall constitute an original Agreement, on behalf of the parties by their authorized officers as of the date first written above.


CARL ZEISS JENA GmbH

By I.V.                                           By I.V.
   -------------------------------------             ---------------------------

Its EVP                                           Its VP
   -------------------------------------             ---------------------------

Date  February 3, 2000                            Date February 3, 2000
    ------------------------------------              --------------------------


CELLOMICS, INC.

By /s/ D. LANSING TAYLOR
   -------------------------------------

Its President & CEO
   -------------------------------------

Date February 3, 2000
     -----------------------------------